Exhibit 99.1

January 26, 2010

First Busey Announces 2009 Fourth Quarter and Full Year Results

Champaign, IL — (Nasdaq: BUSE)

Message from our President & CEO

Set forth below is a detailed breakdown of various key metrics separated into broad categories.  We focused our attention in 2009 to improving these key metrics.

I.                                         Asset Quality:  Our credit metrics improved dramatically in the fourth quarter of 2009.  This improvement is the result of significant effort by our credit and lending groups.  We commented to our shareholders at the 2008 annual meeting and reiterated at our 2009 annual and special shareholders meetings that we believed the credit problems would continue to deteriorate and peak in the latter half of 2009.  Absent additional problems in the economy that could lead to worsening of our credit metrics, the information below would suggest the peak occurred in the third quarter of 2009. The key metrics are as follows:

•                  Loans 30-89 days past due declined to $12.5 million at December 31, 2009 compared to $34.0 million at September 30, 2009, and $40.4 million at December 31, 2008, down from a peak of $61.3 million at March 31, 2009.

•                  Non-performing loans decreased to $86.3 million at December 31, 2009, a 50% decline from $172.5 million at September 30, 2009.  Non-performing loans at December 31, 2009 were essentially flat compared to December 31, 2008 balance of $84.2 million.

•                  Illinois non-performing loans declined to $28.0 million at December 31, 2009 compared to $42.8 million at September 30, 2009 and $21.5 million at December 31, 2008.

•                  Florida non-performing loans declined to $40.2 million at December 31, 2009 compared to $113.3 million at September 30, 2009 and $61.2 million at December 31, 2008.

•                  Indiana non-performing loans were $18.1 million at December 31, 2009 compared to $16.3 million at September 30, 2009 and $1.4 million at December 31, 2008.

•                  Other real estate owned was $17.2 million at December 31, 2009 compared to $16.6 million at September 30, 2009 and $15.8 million at December 31, 2008.

•                  The ratio of non-performing assets to total loans plus other real estate owned was 3.68% at December 31, 2009 compared to 6.26% at September 30, 2009 and 3.05% at December 31, 2008.

•                  The ratio of construction and land development loans to total loans decreased to 11.7% at December 31, 2009 from 22.8% at December 31, 2008, a decrease to 122% of tier 1 capital from 250% of tier 1 capital.

•                  Loans in Florida decreased to 15.4% of our consolidated portfolio at December 31, 2009 compared to 22.8% at December 31, 2008, which represented a $311.8 million dollar decline in Florida loan balances from December 31, 2008.

•                  Allowance for loan losses to non-performing loan ratio was 116.1% at December 31, 2009 compared to 69.6% at September 30, 2009 and 117.2% at December 31, 2008.

•                  Allowance for loan losses to total loans was 3.59% at December 31, 2009 compared to 4.00% at September 30, 2009 and 3.03% at December 31, 2008.

•                  Fourth quarter 2009 net charge-offs were $73.8 million compared to $108.5 million in the third quarter of 2009 and $25.8 million in the fourth quarter of 2008.

•                  Provision expense in the fourth quarter of 2009 was $54.0 million compared to $140.0 million in the third quarter of 2009 and $75.8 million in the fourth quarter of 2008.

•                  Loans on our balance sheet at September 30, 2009 totaling $73.4 million were sold in the fourth quarter of 2009, all of which were Florida loans, with proceeds totaling $47.3 million.

After much consideration of the uncertainties and potential risks of working out certain loans, we made the decision to sell many of our higher risk, transactional substandard and non-performing loans.  These loan sales, which were primarily completed in December 2009, generally yielded proceeds short of the estimated fair value of the loan, resulting in additional charge-offs. These increased net charge-offs necessitated a significant provision to restore our allowance for loan losses.  We employed this strategy to help achieve a balance sheet with significantly decreased non-performing loans, a higher quality loan portfolio and an allowance in excess of our non-performing loans, which consequently should allow for increased human and financial resources to devote to the future of the bank.  Our non-accrual loans were reflected at fair value, which reflected the additional valuation experience gained through the loan sale process. In short, our loan portfolio is now in the best condition it has been in many quarters.

Our investment portfolio continued to be strong throughout 2009.  We did not experience credit losses within our investment portfolio or any significant deterioration in value.

II.                                     Funding and Liquidity:  As our assets have decreased through the reduction in the loan portfolio, wholesale funding declined significantly:

•                  Brokered deposits declined to $173.1 million at December 31, 2009 compared to $377.8 million at December 31, 2008.

•                  Wholesale funding (brokered deposits and borrowings) to total bank funding declined to 7.0% at December 31, 2009 from 13.9% at December 31, 2008.

•                  Consolidated short-term borrowings were zero at December 31, 2009 compared to $83.0 million at December 31, 2008.

•                  Consolidated long-term debt declined by $52.4 million during 2009 to $82.1 million at December 31, 2009.

Wholesale funding is typically more expensive than our core deposit funding.  As non-accrual loans were reduced, we were able to also remove higher cost funding from our balance sheet.  This allowed us to eliminate assets that were not producing revenue and eliminate higher cost funding.

III.                                 Capital:  Busey raised $122.3 million in capital at the end of the third quarter of 2009. Of the $39.3 million raised in the private placement portion, a majority was from our board of directors and members of executive management.  This level of investment by insiders in our Company is extremely rare and represents a remarkable, ongoing commitment to Busey.  We are truly invested along side our outside shareholders.

We strengthened our tangible and regulatory capital positions.  We continue to evaluate the capital position of the Company, and we are mindful of the need to potentially raise additional capital in the future, particularly for the purpose of paying back TARP or in an offensive role as we evaluate potential growth opportunities, such as FDIC assisted transactions.

•                  On a consolidated basis and at the bank level, we were in excess of well-capitalized regulatory standards at December 31, 2009.

•                  Tangible common equity to tangible assets improved to 4.87% at December 31, 2009 compared to 4.71% at December 31, 2008.

IV.                               Operating Performance:  We experienced a significant loss for the quarter and year ended December 31, 2009:

•                  Net loss for the quarter ended December 31, 2009 was $29.2 million, or $0.49 per fully-diluted common share, compared to a net loss of $61.4 million, or $1.71 per fully-diluted common share, for the quarter ended December 31, 2008.

•                  Year-to-date consolidated net loss was $327.9 million, or $7.85 per fully-diluted common share in 2009 as compared to net loss of $37.9 million, or $1.06 per fully-diluted common share in 2008.

•                  Goodwill impairment loss for 2009 was $208.2 million or $4.98 fully-diluted per common share compared to 2008 goodwill impairment loss of $22.6 million or $0.63 per fully-diluted common share.

As noted below, we believe there is a silver lining within our fourth quarter 2009 operating performance.

•                  Net interest margin ratio for the fourth quarter of 2009 increased to 3.34%, including reversal of interest income from non-accrual loans, from 3.03% for the third quarter of 2009 and 3.04% in the fourth quarter of 2008.

•                  With $3.6 billion in average earning assets in the fourth quarter of 2009, each additional 10 basis points of net interest margin ratio represents $3.6 million in pre-tax earnings on an annualized basis.

•                  Total revenue, net of interest expense and security gains, for 2009 was $180.3 million compared to $179.2 million in 2008.

•                  Core pre-provision, pre-tax profit was $17.0 million in the fourth quarter of 2009 compared to $18.8 million in the third quarter of 2009 and $15.3 million in the fourth quarter of 2008. (See non-GAAP reconciliation schedule for listing of non-core items.)

•                  FirsTech’s net income increased to $2.9 million for 2009, compared to $2.5 million for 2008.

•                  Busey Wealth Management’s net income increased to $2.6 million for 2009, compared to $2.5 million for 2008.

Although our earnings were poor primarily due to significant provisioning for loan losses and goodwill impairment, our net interest margin showed significant improvement and our core pre-provision, pre-tax profit improved in 2009.  The fourth quarter of 2009 was off slightly due to loan sales gains being down as the holiday season slowed our mortgage origination volume.

On February 5, 2010, we will pay a cash dividend of $0.04 per common share to shareholders of record on February 2, 2010.  Consistent with prior quarters, we analyzed this dividend payment decision very carefully to ensure it was consistent with our capital plan, our earnings and the Busey Promise of shareholder value.  Although we recorded net losses for the past three quarters, we believe our current core operating results, current capital position and improved credit metrics support the dividend payment. Additionally, we believe we will be profitable going forward, which was a significant factor in the decision to continue the $0.04 per common share dividend.

Our corporate headquarters moved to Champaign, Illinois from Urbana, Illinois; however, our headquarters still resides in a recognized State of Illinois Enterprise Zone.

We thank our associates for their efforts, our customers for their business and you, our shareholders, for your continued support of Busey.

\s\ Van A. Dukeman

SELECTED FINANCIAL HIGHLIGHTS

(dollars in thousands, except per share data)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2009	2009	2008	2009	2008
EARNINGS & PER SHARE DATA
Net loss(1)	$(29,239)	$(283,675)	$(61,359)	$(327,880)	$(37,947)
Revenue(2)	45,953	44,852	41,385	180,285	179,151
Fully-diluted loss per share	(0.49)	(7.92)	(1.71)	(7.85)	(1.06)
Cash dividends paid per share	0.04	0.08	0.20	0.40	0.80

Net income (loss) by operating segment(3)
Busey Bank	$(25,866)	$(280,677)	$(60,639)	$(320,808)	$(39,020)
Busey Wealth Management	649	629	457	2,557	2,540
FirsTech	472	728	490	2,869	2,527

AVERAGE BALANCES
Assets	$3,894,489	$4,208,503	$4,399,387	$4,230,791	$4,282,466
Earning assets	3,628,623	3,805,332	3,892,209	3,840,435	3,781,169
Deposits	3,208,901	3,325,943	3,376,011	3,363,345	3,279,867
Interest-bearing liabilities	3,064,451	3,247,202	3,485,063	3,282,648	3,351,212
Stockholders’ equity - common	244,143	377,935	504,329	377,558	513,800

PERFORMANCE RATIOS
Return on average assets(4)	(2.98)%	(26.74)%	(5.53)%	(7.75)%	(0.89)%
Return on average common equity(4)	(47.51)%	(297.79)%	(48.27)%	(86.84)%	(7.39)%
Net interest margin(4)	3.34%	3.03%	3.04%	3.04%	3.33%
Efficiency ratio(5)	70.71%	62.69%	68.31%	63.12%	59.44%
Non-interest revenue as a % of total revenues(2)	34.67%	36.54%	29.67%	36.50%	31.16%

ASSET QUALITY
Gross loans	$2,792,823	$3,004,072	$3,257,581
Allowance for loan losses	100,179	120,021	98,671
Net charge-offs	73,842	108,528	25,803	249,992	42,139
Allowance for loan losses to loans	3.59%	4.00%	3.03%
Allowance as a percentage of non-performing loans	116.08%	69.58%	117.20%
Non-performing loans
Non-accrual loans	82,133	157,978	68,347
Loans 90+ days past due	4,166	14,526	15,845
Geographically
Downstate Illinois/ Indiana	46,120	59,158	22,986
Florida	40,179	113,346	61,206
Loans 30 -89 days past due	12,493	34,008	40,363
Other non-performing assets	17,241	16,638	15,794

(1)	Available to common stockholders, net of preferred dividend and TARP warrant accretion
(2)	Net of interest expense, excludes security gains.
(3)	Busey Bank, N.A. was merged into Busey Bank in August 2009. All Busey Bank, N.A. information has been combined with Busey Bank retrospectively.
(4)	Quarterly ratios annualized and calculated on net income (loss) available to common stockholders.
(5)	Net of security gains and intangible charges.

PRE-PROVISION, PRE-TAX NON-GAAP RECONCILIATION

(dollars in thousands, except per share data)

	2009	Three Months Ended 2009
	Total	December 31	September 30	June 30	March 31
Pre-tax, Pre-Provision Profit (Loss), GAAP Basis	$(147,280)	$11,985	$(192,841)	$15,770	$17,806
Non-recurring income items:
Bank owned life insurance settlement	(2,000)	—	—	—	(2,000)
Investments in private equity funds	(600)	—	—	(1,000)	400
Security gains/ losses	(130)	10	(65)	(54)	(21)
Other	(1,252)	(1,252)	—	—	—

Non-recurring expense items:
Goodwill impairment	208,164	—	208,164	—	—
FDIC Assessment	2,200	—	—	2,800	(600)
Employee related costs	1,051	527	491	—	33
Asset impairment	2,550	2,470	80	—	—
OREO expenses	4,356	2,117	1,120	1,009	110
Nonaccrual prior quarter interest reversals	1,251	176	755	320	—
Tax examination results	1,100	700	400	—	—
Other	921	257	664	—	—

Adjusted pre-provision, pre-tax profit	$70,331	$16,990	$18,768	$18,845	$15,728

	2008	Three Months Ended 2008
	Total	December 31	September 30	June 30	March 31
Pre-tax, Pre-Provision Profit (Loss), GAAP Basis	$44,735	$(10,916)	$19,939	$18,359	$17,353
Non-recurring income items:
Bank owned life insurance settlement	—	—	—	—	—
Investments in private equity funds	(1,900)	—	(1,900)	—	—
Security gains/ losses	(605)	(96)	(7)	(30)	(472)
Other	(300)	—	—	—	(300)

Non-recurring expense items:
Goodwill impairment	22,601	22,601	—	—	—
FDIC Assessment	—	—	—	—	—
Employee related costs	2,352	1,449	373	330	200
Asset impairment	493	493	—	—	—
OREO expenses	2,331	1,789	331	(78)	289
Nonaccrual prior quarter interest reversals	—	—	—	—	—
Tax examination results	—	—	—	—	—
Other	—	—	—	—	—

Adjusted pre-provision, pre-tax profit	$69,707	$15,320	$18,736	$18,581	$17,070

Condensed Consolidated Balance Sheets

(Unaudited, in thousands, except per share data)

	December 31,	September 30,	June 30,	December 31,
	2009	2009	2009	2008
Assets
Cash and due from banks	$207,071	$183,243	$90,797	$190,113
Investment securities	588,786	601,129	648,891	654,130
Net loans	2,692,644	2,884,051	3,073,458	3,158,910
Premises and equipment	77,528	79,663	80,082	81,732
Goodwill and other intangibles	44,330	45,420	254,675	256,868
Other assets	204,493	180,400	128,611	118,340
Total assets	$3,814,852	$3,973,906	$4,276,514	$4,460,093

Liabilities & Stockholders’ Equity
Non-interest bearing deposits	$468,230	$427,267	$458,647	$378,007
Interest-bearing deposits	2,702,850	2,855,386	2,885,426	3,128,686
Total deposits	$3,171,080	$3,282,653	$3,344,073	$3,506,693

Federal funds purchased & securities sold under agreements to repurchase	142,325	158,875	154,099	182,980
Short-term borrowings	—	—	30,000	83,000
Long-term debt	82,076	120,493	125,493	134,493
Junior subordinated debt owed to unconsolidated trusts	55,000	55,000	55,000	55,000
Other liabilities	36,243	33,826	38,893	43,110
Total liabilities	$3,486,724	$3,650,847	$3,747,558	$4,005,276
Total stockholders’ equity	$328,128	$323,059	$528,956	$454,817
Total liabilities & stockholders’ equity	$3,814,852	$3,973,906	$4,276,514	$4,460,093

Per Share Data
Book value per common share	$3.44	$3.95	$11.98	$12.70
Tangible book value per common share	$2.77	$3.14	$4.87	$5.53
Ending number of common shares outstanding	66,361	56,516	35,816	35,815

Condensed Consolidated Statements of Operations

(Unaudited, in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008

Interest and fees on loans	$39,026	$46,088	$161,971	$195,121
Interest on investment securities	5,004	6,237	22,617	25,175
Other interest income	—	15	—	188
Total interest income	$44,030	$52,340	$184,588	$220,484

Interest on deposits	12,032	19,507	60,079	81,208
Interest on short-term borrowings	193	1,370	2,229	6,318
Interest on long-term debt	1,100	1,519	4,900	6,134
Junior subordinated debt owed to unconsolidated trusts	685	837	2,901	3,488
Total interest expense	$14,010	$23,233	$70,109	$97,148

Net interest income	$30,020	$29,107	$114,479	$123,336
Provision for loan losses	54,000	75,800	251,500	98,250
Net interest income (loss) after provision for loan losses	$(23,980)	$(46,693)	$(137,021)	$25,086

Fees for customer services	4,384	4,371	17,086	16,621
Trust fees	3,197	3,332	12,817	13,445
Remittance processing	3,146	3,026	13,032	12,115
Commissions and brokers’ fees	465	584	1,843	2,764
Gain on sales of loans	2,437	909	12,379	4,357
Net security gains (losses)	(10)	96	130	605
Other	2,304	56	8,649	6,513
Total non-interest income	$15,923	$12,374	$65,936	$56,420

Salaries and wages	12,143	11,964	44,519	46,861
Employee benefits	900	2,269	9,086	10,699
Net occupancy expense	2,501	2,485	9,886	9,600
Furniture and equipment expense	1,712	1,976	7,288	8,232
Data processing expense	2,271	1,969	7,922	6,855
Amortization expense	1,090	1,129	4,361	4,518
Goodwill impairment expense	—	22,601	208,164	22,601
Other operating expenses	13,341	8,004	36,469	25,655
Total non-interest expense	$33,958	$52,397	$327,695	$135,021

Loss before income taxes	$(42,015)	$(86,716)	$(398,780)	$(53,515)
Income taxes	(14,457)	(25,357)	(75,667)	(15,568)
Net Loss	$(27,558)	$(61,359)	$(323,113)	$(37,947)
Preferred stock dividends and TARP warrant accretion	$1,681	$—	$4,767	$—
Loss available for common stockholders	$(29,239)	$(61,359)	$(327,880)	$(37,947)

Per Share Data
Basic loss per common share	$(0.49)	$(1.71)	$(7.85)	$(1.06)
Fully-diluted loss per common share	$(0.49)	$(1.71)	$(7.85)	$(1.06)
Diluted average common shares outstanding	59,509	35,893	41,788	35,952

Corporate Profile

First Busey Corporation is a $3.8 billion financial holding company headquartered in Champaign, Illinois. Busey Bank, First Busey Corporation’s wholly-owned bank subsidiary, is headquartered in Champaign, Illinois and has thirty-four banking centers serving downstate Illinois, a banking center in Indianapolis, Indiana, and eight banking centers serving southwest Florida. Busey Bank had total assets of $3.8 billion as of December 31, 2009.

Busey Wealth Management is a wholly-owned subsidiary of First Busey Corporation. Through Busey Trust Company, Busey Wealth Management delivers trust, asset management, retail brokerage and insurance products and services. As of December 31, 2009, Busey Wealth Management had approximately $3.4 billion in assets under care.

First Busey Corporation owns a retail payment processing subsidiary, FirsTech, Inc., which processes over 32 million transactions per year through online bill payments, lockbox processing and walk-in payments through its 4,700 agent locations in 40 states.

Busey provides electronic delivery of financial services through our website, www.busey.com.

Contact:

Barbara J. Harrington, CFO

217-365-4516

Special Note Concerning Forward-Looking Statements

This document may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company.  Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions.  Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events. A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements.  These factors include, among others, the following: (i) the strength of the local and national economy; (ii) the economic impact of any future terrorist threats or attacks; (iii) changes in state and federal laws, regulations and governmental policies concerning the Company’s general business; (iv) changes in interest rates and prepayment rates of the Company’s assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the loss of key executives or employees; (viii) changes in consumer spending; (ix) unexpected results of acquisitions; (x) unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices.  These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.  Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission.